EXHIBIT B




                                                                  EXECUTION COPY

                                LIMITED GUARANTY
                                ----------------


                  This LIMITED GUARANTY (this "Limited Guaranty"), dated as of December 14, 2009, is executed by Abbott Laboratories, an Illinois corporation (the "Guarantor"), in favor of Starlims Technologies Ltd., an Israeli corporation ("Seller").

                  WHEREAS, in order to induce Seller to enter into the Agreement and Plan of Merger (the "Agreement"), dated as of the date hereof by and among Abbott Investments Luxembourg SARL, a company organized under the laws of Luxembourg ("Parent"), Scorpio Designated Corporation Ltd., an Israeli corporation and a wholly owned Subsidiary of Parent ("Merger Sub") and Seller, Guarantor has agreed, subject to the terms and conditions contained in this Limited Guaranty, to guarantee the payment and performance of all obligations of Parent now existing or hereafter arising under the Agreement (together with the costs of enforcement of this Limited Guaranty, collectively, the "Obligations") and to execute and deliver this Limited Guaranty;

                  WHEREAS, Guarantor will benefit, directly or indirectly, from the consummation of the transactions contemplated by the Agreement;

                  WHEREAS, each capitalized term defined in the Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement when used herein;

                  NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantor agrees as follows:

         Section 1. UNCONDITIONAL LIMITED GUARANTY.


         (a) Guarantor fully and irrevocably guarantees the payment and performance of the Obligations when due. Guarantor is hereby made fully responsible for the acts and omissions of Parent that constitute a breach of the Agreement. This Limited Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guarantee of payment and performance and not a guarantee of collection, and Guarantor shall remain liable on the Obligations hereunder until the payment in full of the Obligations. Guarantor shall be liable as a co-obligor and not merely as a surety.

         (b) The Obligations of Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Parent and Seller, with or without the knowledge or consent of Guarantor, of the Agreement or of any liability or obligation of Seller thereunder or of any document or instrument under which the Obligations arise,
(ii) any forbearance or compromise granted to Parent by Seller when dealing with Parent except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of Parent or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Parent,
(iv) the inaccuracy of any of the representations and warranties of Parent under the Agreement, (v) any neglect, delay, omission, failure or refusal of Parent to take or prosecute any action in connection with the Agreement, (vi) the full or partial


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release of Parent on any liability or obligation, except that Guarantor shall be released pro tanto to the extent Seller expressly releases Parent from liability with respect to the Obligations, or (vii) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to Parent who is liable for such Obligations.

         (c) Notwithstanding anything herein to the contrary, the obligations of Guarantor hereunder are limited and shall in no way require the payment by Guarantor in excess of the Merger Consideration, RSU Consideration and Option Consideration.

         (d) Guarantor waives notice of (i) acceptance of this Limited Guaranty,
(ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Parent constituting part of the Obligations, and
(iii) any breach of or default in the performance of the Obligations.

         (e) If Parent fails to perform Obligations requiring payment, in whole or in part, when such Obligations are due, Guarantor shall promptly pay such Obligations in lawful money of the United States. Guarantor shall pay such amount within five business days of receipt of demand for payment from Seller. Seller may enforce Guarantor's obligations under this Limited Guaranty without first suing Parent or joining Parent in any suit against Guarantor, or enforcing any rights and remedies against Parent, or otherwise pursuing or asserting any claims or rights against Parent or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Guarantor is liable under this Section 1. Guarantor shall also pay the Seller's reasonable costs of enforcement of this Limited Guaranty including reasonable attorneys' and experts' fees and expenses.

         (f) Guarantor reserves the right to assert defenses which Parent may have to payment or performance of any Obligation, other than defenses that Parent may possess relating to (i) lack of validity or enforceability of the Agreement against Parent arising from Parent's defective incorporation or lack of qualification to do business in any applicable jurisdiction, (ii) Parent's lack of corporate authority to enter into or perform the Agreement or the due execution and delivery thereof, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Parent.

         Section 2. EXCLUSIVE REMEDY. Seller's remedies against Guarantor hereunder shall be, and are intended to be, the sole and exclusive direct or indirect remedies available to Seller against Guarantor and any former, current or future director, officer, employee, agent, shareholder or affiliate (other than Parent or Merger Sub) of Guarantor in respect of any liabilities or obligations arising under, related to or in connection with, the Agreement or the transactions contemplated thereby, including in the event Parent breaches its obligations under the Agreement or in the event Guarantor breaches a covenant, representation or warranty hereunder.

         Section 3. REFUND OF PAYMENTS BY SELLER. If under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Seller is required to refund part or all of any payment

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hereunder to Guarantor, such payment shall not constitute a release from any liability hereunder, and Guarantor's liability hereunder shall be reinstated to such extent.

         Section 4. RESCISSION OF OBLIGATIONS. If under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Seller, this Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made.

         Section 5. REPRESENTATION AS TO BENEFIT. Guarantor warrants and represents for and as to itself that it has received, or will receive, direct or indirect benefit from the making of this Limited Guaranty.

         Section 6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor hereby represents and warrants to Seller as follows:

         (a) ORGANIZATION. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power to carry on its business as it is now being conducted.

         (b) AUTHORITY RELATIVE TO THIS LIMITED GUARANTY. Guarantor has full corporate power and authority to execute and deliver this Limited Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Guarantor of this Limited Guaranty and the consummation by Guarantor of the transactions and performance of the terms and conditions contemplated hereby have been duly and validly authorized, and no other corporate proceedings on the part of Guarantor are necessary to authorize this Limited Guaranty or consummate the transactions so contemplated. This Limited Guaranty has been duly and validly executed and delivered by Guarantor, and this Limited Guaranty constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery by Guarantor of this Limited Guaranty nor the performance of its obligations under the Limited Guaranty contemplated hereby do or will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or other similar governing documents) of Guarantor,
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where it is reasonably expected that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay in any material respect such performance, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Guarantor is a party or by which Guarantor or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers

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or consents have been obtained or will be obtained prior to the Closing Date, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets.

         Section 7. COSTS AND EXPENSES. Each party agrees to pay to the prevailing party, upon demand, all reasonable costs and expenses, including reasonable attorneys' fees, that may be incurred by the prevailing party in enforcing or defending its rights under this Limited Guaranty.

         Section 8. GOVERNING LAW AND CONSENT TO JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to the Agreement or this Limited Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Guarantor hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor irrevocably consents to the service of any and all process in any action of proceeding c/o the Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware 19801. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 9. BENEFIT. This Limited Guaranty shall inure to the benefit of Seller and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns; provided, however, that (i) neither Seller nor Guarantor shall assign its rights or obligations under this Limited Guaranty without the prior written consent of the other except by operation of law, ,
(ii) no assignment or other transfer by, through or under Seller shall operate to increase Guarantor's obligations hereunder, and (iii) Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to Seller or its successors and assigns with respect to the Obligations prior to the time Guarantor receives written notice of such assignment or succession.

         Section 10. CONTINUING LIMITED GUARANTY. Subject to the terms, conditions and limitations hereof, this Limited Guaranty is a continuing guarantee and shall remain in full force and effect and be binding upon Guarantor until the Obligations have been satisfied in full. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligation under this Limited Guaranty as of the earlier of (a) the occurrence of the Effective Time and payment of the Merger Consideration by Parent under the Agreement at such time, or (b) the one-year anniversary of the date of termination of the Agreement, unless a claim hereunder has been made prior to such date.

         Section 11. NOTICES. Any notice, demand or other communication required or permitted under this Limited Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or United States mail. All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice. Notices shall be

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effective when actually received by the party being notified.  The addresses of the parties for purposes of notice are as follows:

         If to Guarantor, to:

                  Abbott Laboratories
                  100 Abbott Park Road
                  3MDG Bldg. AP6C-2
                  Abbott Park, Illinois 60064
                  Attention:  Executive Vice President, Diagnostics
                  Facsimile:  (847) 937-5159

                  with a copy to

                  Abbott Laboratories
                  100 Abbott Park Road
                  Dept. 0364, Bldg. AP6D
                  Abbott Park, Illinois 60064
                  Attention:  General Counsel
                  Facsimile:  (847) 937-3966

                  with copies (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attention:  Michael J. Aiello
                  Facsimile:  (212) 310-8007

                  and

                  Herzog, Fox & Neeman
                  Asia House
                  4 Weizmann Street
                  Tel Aviv, 64239, Israel
                  Attention:  Alan Sacks
                  Facsimile:  +972-3-696-6464

         If to Seller, to:

                  Starlims Technologies Ltd.
                  32B Habarzel Street
                  Tel-Aviv  69710
                  Israel
                  Attention:  Chaim Friedman
                  Facsimile:  +972-3-647-4373

                  with copies (which shall not constitute notice) to:



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                  Carter Ledyard & Milburn LLP
                  2 Wall Street, New York, NY 10005
                  Attention:  Steven J. Glusband, Esq.
                  Facsimile:  (212) 732-3232

                  and

                  Lahav, Litvak-Abadi & Co.
                  52 Menachem Begin
                  Sonol Tower, 21st Floor
                  Tel Aviv 67137, Israel
                  Attention: Nira Lahav, Adv.
                  Facsimile:  +972-3-688-2021

Either party may change its address by giving two days' advance written notice to the other party.

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                  IN WITNESS WHEREOF, the undersigned has executed this Limited
Guaranty as of the date first above written.

                                            ABBOTT LABORATORIES



                                            By:___________________
                                            Name:
                                            Title:





AGREED AND ACCEPTED
as of the date first written above

STARLIMS TECHNOLOGIES LTD.



By:  _____________________
Name:
Title:



                      [Signature Page to Limited Guarantee]